UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 6, 2008
Date of Report (Date of earliest event reported)
SHORETEL, INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33506 (Commission file number)	77-0443568 (I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085

(Address of principal executive offices)	(Zip Code)
(408) 331-3300

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 6, 2008, the Board of Directors of ShoreTel, Inc. (“Registrant”) approved non-employee director compensation guidelines. Under the new guidelines, non-employee directors may elect to receive a fully-vested award of common stock of Registrant (an “Award Bonus”), pursuant to Section 7 of ShoreTel’s 2007 Equity Incentive Plan in lieu of the current annual cash retainer. Those electing non-employee directors will receive shares having a value of 120% of the cash retainer for the year. For those non-employee directors that elect to receive an Award Bonus in lieu of the cash retainer, they must so elect at the beginning of the particular year, which election will be binding for the full amount of the retainer for that year. The Award Bonus shall be paid on a quarterly basis, on the last trading day of each fiscal quarter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoreTel, Inc.
Date: February 12, 2008	By:	/s/ Michael E. Healy
		Name:	Michael E. Healy
		Title:	Chief Financial Officer